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                                                                      EXHIBIT 21
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                                       LISTING OF SUBSIDIARY ORGANIZATIONS
                                             AS OF DECEMBER 31, 1993

                                                                      PERCENT OF
                                                                        VOTING
                                                JURISDICTION OF       SECURITIES
                 NAME                            INCORPORATION           OWNED
Continental Bank Corporation (1)                Delaware                  100%

Continental Bank, N.A.                          United States             100%

     Continental Bank International             United States             100%

     Continental Bank New York Trust
       Company                                  New York                  100%

     Continental Brokerage Services, Inc.       Delaware                  100%

     Continental Community Development
       Corporation                              Delaware                  100%

     Continental Illinois Venture
       Corporation                              Delaware                  100%

     Continental International Finance
       Corporation                              United States             100%

     Continental Partners Group, Inc.           Delaware                  100%

     Continental Trust Company                  United States             100%

Continental Equity Capital Corporation          Delaware                  100%

Continental Global Financial Corporation        Delaware                  100%

Continental Illinois Commercial
  Corporation                                   Delaware                  100%

     Conill Corporation                         Delaware                  100%

Continental Illinois Energy Development
  Corporation                                   Delaware                  100%

Continental Illinois Overseas Finance           Netherlands
  Corporation N.V.                                Antilles                100%

Continental Illinois Service Corporation        Delaware                  100%

Continental Illinois Trust Company of
  Florida, N.A.                                 United States             100% (2)

Geone Corporation                               Delaware                  100%

(1) Certain subsidiaries of Continental Bank Corporation and Continental Bank, N.A. are omitted because such subsidiaries, considered in the aggregate, would not constitute a significant subsidiary.

(2)  Except for directors' qualifying shares.
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